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UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 10-QSB
[ x ]	Quarterly Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 FOR THE QUARTERLY PERIOD ENDED JUNE 30, 2003
OR
[ ]	Transition Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
For the transition period from to

COMMISSION FILE NUMBER 000-30995

REGMA BIO TECHNOLOGIES LIMITED
 (Exact name of registrant as specified in its charter)

Nevada	98-0232244
(State of other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

4861 Cambridge St.
Burnaby, British Columbia
Canada V5C 1H9
(Address of principal executive offices)

(604) 622-6209
(Registrant's telephone number, including area code)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.
Yes [ x ] No [ ]

Indicate the number of shares outstanding of each of the issuer's classes of common stock, as of June 30, 2003: 30,150,000

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PART I - FINANCIAL INFORMATION

Item 1. FINANCIAL STATEMENTS

REGMA BIO TECHNOLOGIES LIMITED (A Development Stage Company)

Condensed Consolidated Balance Sheets
	June 30, 2003 (unaudited)	December 31, 2002
ASSETS
Current assets
Cash and cash equivalents	$3,114	$48,873
Research and development tax credit receivable	10,417	9,447
Sales tax receivable	8,064	21,786
Other current assets	-	10,142

Total current assets	21,595	90,248

Non current assets
Tangible fixed assets, net of accumulated depreciation of $94,927 and $63,678 respectively	54,437	85,686
Intangible assets	113,865	89,830

Total non current assets	168,302	175,516

TOTAL ASSETS	$189,897	$265,764

See accompanying notes to the condensed consolidated financial statements (unaudited).

REGMA BIO TECHNOLOGIES LIMITED (A Development Stage Company)

Condensed Consolidated Balance Sheets
	June 30, 2003 (unaudited)	December 31, 2002

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities

Accounts payable	$554,759	$349,523
Loans payable to related parties	902,013	528,525
Convertible debt - related party	300,000	300,000
Other current liabilities	409	--

Total current liabilities	1,757,181	1,178,048

Stockholders' deficit
Common stock $0.001 par value, 200,000,000 shares authorized; 30,150,000 shares issued and outstanding	30,150	30,150
Additional Paid in Capital	1,347,719	1,337,126
Accumulated other comprehensive loss	(103,803)	(69,808)
Deficit accumulated in the development stage	(2,841,350)	(2,209,752)
Total stockholders' deficit	(1,567,284)	(912,284)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$189,897	$265,764

See accompanying summary notes to the condensed consolidated financial statements (unaudited).

REGMA BIO TECHNOLOGIES LIMITED (A Development Stage Company)

Condensed Consolidated Statements of Operations

	Three Months Ended June 30, 2003 (unaudited )	Three Months Ended June 30, 2002 (unaudited and restated)	Six Months Ended June 30, 2003 (unaudited )	Six Months Ended June 30, 2002 (unaudited and restated)	Period from January 14, 2000 (inception) to June 30, 2003 (unaudited )

Revenue	$ -	$ -	$ -	$ -	$ -
Operating costs	563,560	351,761	632,297	533,392	2,806,180
Loss from Operations	(563,560)	(351,761)	(632,297)	(533,392)	(2,806,180)
Other Income	-	228,636	-	228,636	228,636
Interest Income Interest Expense	- -	52 -	- -	2,056 -	52,807 300,000
Loss before income tax Income tax benefit (expense)	(563,560) 377	(123,073) (15,931)	(632,297) 699	(302,700) (111,116)	(2,824,737) 13,536
Net loss Net loss per common share, basic and diluted	$ (563,183) $ (.02)	$ (139,004) $ (.01)	$ (631,598) $ (.02)	$ (413,816) $ (.01)	$ (2,811,201)

Weighted average number of common shares outstanding, basic and diluted	30,150,000	30,150,000	30,150,000	30,150,000

See accompanying notes to the condensed consolidated financial statements (unaudited).

REGMA BIO TECHNOLOGIES LIMITED ( A Development Stage Company )

Condensed Consolidated Statements of Comprehensive Loss
	Three Months Ended June 30, 2003 (unaudited )	Three Months Ended June 30, 2002 (unaudited and restated )	Six Months Ended June 30, 2003 (unaudited )	Six Months Ended June 30, 2002 (unaudited and restated)	Period from January 14, 2000 (inception) to June 30, 2003 (unaudited )
Net loss	$ (563,183)	$ (139,004)	$ (631,598)	$ (413,816)	$ (2,811,201)
Foreign currency translation adjustment	(49,750)	(45,659)	(33,995)	(23,881)	(103,803)
Comprehensive (loss) income	$ (612,933)	$ (184,663)	$ (665,593)	$ (437,697)	$ (2,915,004)

See accompanying notes to the condensed consolidated financial statements (unaudited).

REGMA BIO TECHNOLOGIES LIMITED (A Development Stage Company)

Condensed Consolidated Statements of Cash Flows

	Six Months Ended June 30, 2003 (unaudited)		Six Months Ended June 30, 2002 (unaudited)	Period from January 14, 2000 (inception) to June 30, 2003 (unaudited)
Cash flows from operating activities
Net loss		$(631,598)	$(413,816)	$(2,811,201)
Adjustments to reconcile net loss to net cash used in operating activities
Gain on extinguishment of debt Fair value of consultants' stock options Amortization of debt discount Depreciation		-- 10,593 -- 31,249	(228,636) -- -- 33,576	(228,636) 16,750 300,000 169,019
Changes in assets and liabilities:
Accounts payable and accrued liabilities Other current assets		194,868 21,692	(25,895) 101,376	218,137 (6,232)
Net cash used in operating activities		(373,196)	(533,395)	(2,341,606)
Cash flows from investing activities
Cash paid for tangible fixed assets Cash paid for intangible assets		-- (24,035)	(43,370) (26,506)	(218,793) (124,158)
Net cash used in investing activities		(24,035)	(69,876)	(342,951)
Cash flows from financing activities
Issuance of stock for cash Loan received from related party Loan received from third party Loan repaid to related party Loan repaid to third party		-- 353,875 -- -- --	-- 234,635 -- -- --	1 2,662,226 576,040 (446,957) (72,005)
Net cash provided by financing activities		353,875	234,635	2,719,305
Effect of foreign currency exchange rate changes on cash		(2,403)	(26,443)	(31,634)
Net change in cash and cash equivalents		(45,759)	(395,079)	3,114
Cash and cash equivalents at beginning of period		48,873	426,847	--
Cash and cash equivalents at end of period		3,114	31,768	3,114
Supplemental disclosures of cash flow information
Cash received during the period for:
Interest Research and development tax credit	$	-- --	$2,056 26,217	$50,751 26,217

See accompanying notes to the consolidated financial statements.

REGMA BIO TECHNOLOGIES LIMITED (A Development Stage Company)

Notes to the financial statements

1 The company

Regma Bio Technologies Limited ("Regma") was incorporated under the laws of England and Wales on January 14, 2000 and commenced operations in the UK in May 2000.

On November 2, 2001, Regma entered into an acquisition agreement ("the Agreement") with L.C.M. Equity, Inc. ("L.C.M."). It was agreed that L.C.M. would issue to the owner of Regma 25,000,000 shares of common stock of LCM in exchange for 100% of the registered and fully paid up capital of Regma. The closing date of the Agreement was November 5, 2001 and resulted in the former owner of Regma holding a majority interest in the combined entity.

The acquisition has been accounted for as a reverse acquisition of L.C.M. by Regma. As a result, the historical financial statements of Regma prior to the acquisition have become the financial statements of the registrant, being L.C.M. All shares and per share data prior to the acquisition have been restated to reflect the stock issuance as a recapitalization of Regma. The year end of the registrant was changed to December 31.

On February 1, 2002, L.C.M. Equity, Inc. changed its name to Regma Bio Technologies Limited. ("the Company"). From this date, both the parent company in the USA, and the UK subsidiary company were called Regma Bio Technologies Limited. On April 16, 2002, the UK subsidiary changed its name to THRIP Ltd.

On May 7, 2002, THRIP Ltd. entered into creditors' voluntary liquidation. The trade and non-liquid assets of THRIP Ltd. (comprising all tangible fixed assets, patents and leases) were transferred to Regma Bio Technologies Limited prior to the liquidation, in order that the trade of the group could be continued as normal and without interruption. The expenses incurred by THRIP Ltd. in the period from January 1, 2002 to the date of liquidation were consolidated in the statement of operations for the period ended June 30, 2002.

The Company has been in the development stage since it commenced operations. It is primarily engaged in scientific research and development in the field of biotechnology. Regma was formed to expedite the development of new bacteriophage and other pharmaceutical products for the treatment of tuberculosis (TB), anthrax and other infectious diseases. The Company will develop platform technologies, apply these technologies to commercial target pathogens, and license the resulting products to pharmaceutical companies.

2 Significant accounting policies

In the opinion of management, the interim financial information as of June 30, 2003 and for the six months ended June 30, 2003 and 2002 contains all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results for such periods. Results for interim periods are not necessarily indicative of results to be expected for an entire year.

The accompanying condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Certain information and footnote disclosures normally included in the consolidated financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. These condensed consolidated financial statements should be read in conjunction with the consolidated financial statements, and the notes thereto, included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002.

(a) Office furniture, machinery and equipment

These items are stated at cost less accumulated depreciation. Depreciation is calculated using the straight line method. For all fixed assets, with the exception of leasehold improvements, this is calculated at 25% per annum and a full year of depreciation is charged in the year of acquisition. For all fixed assets held at June 30, 2002, with the exception of leasehold improvements, the useful lives were shortened to a period of 2 years ended June 30, 2004. The depreciation charge for the six months to June 30, 2003 reflects this change in estimate.

For leasehold improvements, depreciation is calculated on a straight line basis over the term of the lease, being the shorter of the lease term and the useful life of the assets. The total depreciation charge for the three and six month periods ending June 30, 2003 was $15,314 and $31,249 respectively, and for the three and six month periods ended June 30, 2002 was $19,867 and $33,576, respectively.

(b) Intangible assets

Intangible assets represent legal costs incurred in establishing patents. These costs are amortized over the useful life of the patent, as determined by management, not to exceed the legal life. No amortization is provided on capitalized patent costs until such time as the patent has been granted. To date no patents have been granted, hence no amortization costs have been recorded. Additions to patent costs of $24,035 and $26,506 were made in the six months ended June 30, 2003 and 2002, respectively. There were no disposals of patents during any of the periods.

(c) Long-lived assets

Long-lived assets, such as furniture, machinery and equipment and intangible assets such as patents are evaluated for impairment when events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through the estimated undiscounted future cash flows from the use of these assets. When any such impairment exists, the related assets will be written down to fair value.

(d) Revenue recognition

Revenues will be recognized in accordance with the principles of SAB 101 when there is persuasive evidence of an arrangement, delivery of products has occurred or services have been rendered, the seller's price to the buyer is fixed or determinable and collectibility is reasonably assured. As of June 30, 2003 no revenue had been generated by the Company.

(e) Foreign currency translation and transactions

The functional currency of the Company is the UK pound sterling and the reporting currency is the US Dollar. In converting from the functional currency to the reporting currency, assets and liabilities of the Company are translated into US dollars at the exchange rate in effect at the year end. Income and expense items are translated at the average exchange rate for the period. The resulting translation adjustments are recorded within other comprehensive income.

(e) Foreign currency translation and transactions (continued)

Transactions in foreign currencies are recorded using the rate of exchange ruling at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are translated using the rate of exchange ruling at the balance sheet date and the gains or losses on translation are included in the statement of operations.

(f) Use of Estimates

In preparing the financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from these estimates.

(g) Research and development

All research and development expenditures have been incurred internally and are expensed as incurred. Within operating costs are amounts relating to internal research and development, which can be analyzed as follows:

	Three Months Ended June 30,2003 (unaudited)	Three Months Ended June 30,2002 (unaudited)	Six Months Ended June 30,2003 (unaudited)	Six Months Ended June 30,2002 (unaudited)	Period from January 14, 2000 (inception) to June 30, 2003 (unaudited)
Rent	$ 5,941	$ 4,143	$ 17,220	$ 16,615	$ 89,732
Payroll	5,326	32,351	10,107	58,209	315,060
Consultancy	222,214	28,856	224,817	38,778	555,979
Lab supplies	-	8,371	-	16,864	98,899
Recruitment	-	-	-	90	9,880
General	2,896	6,586	6,027	13,751	55,781
Research books	-	-	-	36	18,047
	$ 236,377	$ 80,307	$ 258,171	$ 144,343	$ 1,143,378

(h) Going concern

The accompanying financial statements have been prepared assuming the company will continue as a going concern. The Company has inadequate cash to maintain operations during the next twelve months. For the twelve-month period subsequent to June 30, 2003, the Company anticipates that its minimum cash requirements to continue as a going concern will be $900,000. This is to cover salaries of the employees and officers of the Company, including payments to consultants, and all expenses necessary to complete the research and development work in which the Company is currently engaged. In order to meet the foregoing cash requirements, the Company will have to sell securities to, or obtain a loan from, potential investors in the Company. There is no assurance, however, that the Company will be able to sell any securities or obtain adequate financing. The Company also intends to establish a collaborative relationship with either a pharmaceutical or biotechnological company which could result in the generation of royalty payments to the

(h) Going concern (continued)

Company. As of the date hereof, the Company has not initiated any discussions with, or entered into any agreements with, pharmaceutical or biotechnological companies. In the event that the Company does not raise additional capital from any of the foregoing sources, it may have to cease or curtail operations.

The Company recorded a loss of $552,590 for the six months ending June 30, 2003 and has an accumulated deficit of $2,830,757 at that date. The Company is currently reliant on the financial support of Mr C Harlingten, the chairman and majority stockholder of the Company. The ability of the Company to continue as a going concern depends on this continued financial support and on the ability of the Company to raise additional capital in the future. The Company, being a development stage enterprise, is currently undertaking research and development which will, if successful, mitigate these factors which raise substantial doubt about the Company's ability to continue as a going concern. Mr Harlingten has indicated that he has no current intention of withdrawing his support from the Company. The financial statements do not include any adjustments that might be necessary in the event that the Company cannot continue to exist.

(i) Stock-based Compensation

The Company applies APB Opinion No. 25 and related Interpretations in accounting for stock options issued to employees. Accordingly, no compensation cost has been recognized in respect of these stock options. For these options, the Company has adopted the disclosure only provisions of SFAS No. 123, "Accounting for Stock-Based Compensation" and SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure", which was released in December 2002 as an amendment to SFAS No. 123.

The Company applies the recognition provisions of SFAS No. 123, "Accounting for Stock-Based Compensation", in accounting for stock options issued to non employees. The Company has issued non forfeitable stock options to non employees in exchange for consulting services rendered.

The following table illustrates the effect on net loss and loss per share if the fair value based method had been applied to all awards:

	Three months ended June 30, 2003 (unaudited)	Three months ended June 30, 2002 (unaudited)	Six months ended June 30, 2003 (unaudited)	Six months ended June 30, 2002 (unaudited)
Reported net (loss) income	$ (563,183)	$ (139,004)	$ (631,598)	$ (413,816)
Stock-based employee compensation expense included in reported net (loss) income, net of related tax effects	s -	-	-	-
Stock-based employee compensation determined under the fair value based method, net of related tax effects	(27,328)	-	(27,328)	-
Pro forma net (loss) income	(590,511)	(139,004)	(658,926)	(413,816)
(Loss) income per share (basic and diluted)
As reported	(0.02)	(0.01)	(0.02)	(0.01)
Pro forma	(0.02)	(0.01)	(0.02)	(0.01)

(n) Recent accounting pronouncements

In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Instruments with Characteristics of Both Liabilities and Equity, which establishes standards for how an issuer classified and measures certain financial instruments with characteristics of both liabilities and equity. This statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The Company does not believe that the adoption of SFAS No. 150 on July 1, 2003 will have a significant impact on its financial statements.

3 Research and development tax credit receivable

Regma Bio Technologies Limited operates its trade from a permanent base in the UK. As a result, the Company is able to claim a research and development tax credit . The tax credit receivable for the three and six month period ended June 30, 2003 is $377 and $699, respectively, and has been recognized in the statement of operations. Due to the liquidation of THRIP Ltd, the research and development tax credits receivable at June 30, 2003 were no longer considered recoverable, hence $15,931 and $111,116 were written off to the statement of operations in the three and six month periods ended June 30, 2002, respectively.

4 Related party transactions

Mr C Harlingten, Chairman of the Company has made advances to the Company in the form of loans, of which the balance owed to Mr Harlingten at June 30, 2003 was $902,013. The loans are interest free and without any fixed repayment date, based on a verbal agreement between the parties.

In addition, on July 23, 2002, the Company issued $300,000 of convertible debt to the Company's Chairman, Mr C Harlingten. The convertible debt bears interest at 8% per annum and is payable on demand of the holder. Accordingly, this debt has been included as a current liability. The debt is convertible into common stock at $0.25 per share for a total of 1,200,000 shares. In connection with the debt, Mr C Harlingten was granted warrants to purchase 1,200,000 shares of common stock at an exercise price of $0.35 per share. The warrants have a life of two years.

5 Contingent liabilities

In connection with the liquidation of THRIP Ltd on 7 May 2002, there remains ongoing investigations by the liquidators into the affairs of THRIP Ltd. The directors are unable to quantify any additional amounts which may become payable as a result of the aforementioned investigations. All amounts recognized as payable to THRIP Ltd, of $308,515, in the financial statements for the year ending December 31, 2002 and at June 30, 2003 are in dispute and the Company intends to defend vigorously any claims against Regma by the liquidators of THRIP Ltd for these liabilities. The directors are of the opinion that the likelihood of any additional amounts becoming payable to THRIP Ltd is remote.

6 Stock options

The Company operates a non-qualified stock option plan under which options are granted to consultants, officers and employees of the Company. Under this stock option plan, 7,500,000 options are available for grant. In total, 2,953,000 stock options have been granted to consultants, officers and employees of the Company. During the quarter ended June 30, 2003, 50,000 stock options were granted of which 16,800 vested immediately, the remainder vesting in the period to June 30, 2004 on a straight line basis. 352,000 options

6. Stock options (continued)

previously granted to employees and officers of the company lapsed unexercised during the quarter ended June 30, 2003. All of these options have an exercise price of $1.01. 1,100,000 options were granted on July 1, 2002 and became exercisable immediately. Of these, 100,000 were granted to a consultant and 1,000,000 to Mr C Harlingten, an officer and employee. All other granted options vest on a straight-line basis over a three-year period on a quarterly basis, as follows:

Number of options	Date on which first options vest	Date on which last options vest	Number of options vesting each quarter

295,000	September 1, 2002	August 31, 2003	54,167
250,000	August 1, 2002	October 31, 2003	20,750
500,000	August 1, 2002	December 31, 2003	41,500
98,000	August 1, 2002	March 31, 2004	16,600
50,000	July 1, 2002	June 30, 2004	4,200
110,000	August 1, 2002	October 31, 2004	13,200
550,000	August 1, 2002	April 30, 2005	45,650

The movement on stock options in the six months ended June 30, 2003 is as follows:

	Options	Exercise Price
Outstanding at December 31, 2002	3,255,000	$ 1.01
Granted	50,000	$ 1.01
Lapsed	(352,000)	$ 1.01
Outstanding at June 30, 2003	2,953,000	$ 1.01

2,743,000 stock options have been granted to employees of the Company, with the remaining 210,000 to non-employees. Options to employees are accounted for under APB Opinion No. 25.

As the exercise price of the options was equal to the market price at the date of grant, there is no impact on the statement of operations as a result of granting these options. All stock options have an exercise price of $1.01. No options were exercised in the period from the date of grant to June 30, 2003.

The Company applies the provisions of SFAS No 123 "Accounting for Stock-Based Compensation", in accounting for stock options issued to non-employees. The Company has issued 210,000 stock options in exchange for consulting services rendered. The value of these options has been determined using a Black Scholes option pricing model, at $16,750. All consultancy arrangements have been fulfulled by the consultants and as a result, the full value of these options has been expensed to the statement of operations.

The parameters used in the calculation of the fair value of all options using the Black Scholes Model were as follows:

Risk free interest rate	4.00%	Expected life	5 years
Expected dividend yield	0.0%	Expected volatility	80%

7 Loss per Share calculation

The stock options were not included in the calculation of diluted loss per share in the periods in which the Company incurred a loss because their affect would be antidilutive. The total number of stock options granted is 2,953,000. There are an additional 1,200,000 shares that could be realized from the convertible loan (see note 4) and a 2 year warrant for a further 1,200,000 shares.

8 Segment Reporting

The Company has adopted SFAS No 131 "Disclosures About Segments of an Enterprise and Related Information".

The Company has only one segment, based geographically in the UK and engaged in scientific research and development in the field of biotechnology. All information presented in these financial statements relates to this one segment.

9 Contractual commitments

The Company has contracted consulting and research services for the next 12 months. The Company's commitments under these contracts for the next five years and thereafter as of June 30, 2003 are as follows:

2003 2004	$ 159,125 111,125
$ 270,250

10 Subsequent Event

On July 17, 2003 the Board of Directors approved and granted the Chairman and director, Mr C Harlingten, options to purchase 24,000,000 shares of the Company's common stock with an exercise price of $0.05 per share. These options were exercised on the same day and paid for by reducing the outstanding indebtedness and convertible debt due to Mr C Harlingten by $1,200,000. In order to grant these options, a registration statement on Form S-8 was filed on June 30, 2003, registering 50,000,000 shares to be available for the grant of options. The 24,000,000 stock options granted to Mr C Harlingten were granted at a date when the stock price was $0.20. As a result, under APB Opinion 25, this will create an expense in the statement of operations in the third quarter of 2003 of $3,600,000.

11. Restatement of June 30, 2002 figures

The statement of operations for the three and six months ending June 30, 2002 has been restated. During the quarter ended June 30, 2002, all tangible fixed assets, patents and leases were transferred to Regma from its subsidiary undertaking, THRIP Ltd. The amount payable from Regma to THRIP for these assets had previously been accounted for through a deduction of the amount owed to THRIP Ltd by Caisey Harlingten, and a subsequent decrease in capital contribution within the accounts of Regma. The amount payable to THRIP Ltd for these assets of $218,000 has been reflected correctly within the restated numbers through a reduction in other income within the statement of operations and an increase to additional paid in capital.

ITEM 2. PLAN OF OPERATIONS

Regma is a biotechnology research and development company. Regma was formed to expedite the development of new bacteriophage and other pharmaceutical products for the treatment of tuberculosis (TB), anthrax and other infectious diseases. Regma was formed to develop platform technologies, apply these technologies to commercial target pathogens, and license the resulting products to pharmaceutical companies.

Regma was founded in January 2000, under the laws of England and Wales. On November 2, 2001, Regma entered into an acquisition agreement ("the Agreement) with L.C.M. Equity, Inc. ("L.C.M.", a Nevada Corporation). It was agreed that L.C.M. would issue to the owner of Regma 25,000,000 shares of common stock of L.C.M. in exchange for 100% of the registered and fully paid up capital of Regma. The closing date of the Agreement was November 5, 2001 and resulted in the former owner of Regma holding a majority interest in the combined entity.

The acquisition has been accounted for as a reverse acquisition of L.C.M. by Regma. As a result, the historical financial statements of Regma prior to the acquisition have become the financial statements of the registrant, being L.C.M. All shares and per share data prior to the acquisition have been restated to reflect the stock issuance as a recapitalization of Regma. The year-end of the registrant was changed to December 31.

On February 1, 2002, L.C.M. Equity, Inc. changed its name to Regma Bio Technologies Limited ("the Company"). From this date, both the parent company in the USA, and the UK subsidiary company were called Regma Bio Technologies Limited. On April 16, 2002, the UK subsidiary changed its name to THRIP Ltd.

On May 7, 2002, THRIP Ltd, the 100% subsidiary undertaking of Regma Bio Technologies Limited, entered into creditors' voluntary liquidation, as discussed in more detail below. The trade and assets of THRIP Ltd were transferred to Regma prior to the liquidation, in order that the trade of the group could be continued as normal and without interruption. The Company is considered to be in the development stage as defined by the Statement of Financial Accounting Standard No. 7. There have been no revenues from operations since inception of the Company. The Company's research and development goal is to produce a range of novel treatments for infectious diseases. It is anticipated that the Company will have a range of new products at an advanced stage of development by the end of 2006. The Company has no expected purchases or sales of significant equipment in the foreseeable future.

Liquidation of THRIP Ltd

In connection with the liquidation of THRIP Ltd on May 7, 2002, there remains ongoing investigations by the liquidators into the affairs of THRIP Ltd. The directors are unable to quantify any additional amounts which may become payable as a result of the aforementioned investigations. All amounts recognized as payable to THRIP Ltd in the financial statements for the year ending December 31, 2002 and at June 30, 2003 are in dispute and the Company intends to defend vigorously any claims against Regma by the liquidators of THRIP Ltd for these liabilities. The directors are of the opinion that the likelihood of any additional amounts becoming payable to THRIP Ltd is remote.

Taxation

Regma Bio Technologies Limited operates its trade from a permanent base in the UK. As a result, the Company is able to claim a research and development tax credit . The tax credit receivable for the three and six month periods ended June 30, 2003 is $377 and $699, respectively, and has been recognized in the statement of operations.

Cash Requirements

The Company has inadequate cash to maintain operations during the next twelve months. For the twelve-month period subsequent to June 30, 2003, the Company anticipates that its minimum cash requirements to continue as a going concern will be $900,000. This is to cover salaries of the employees and officers of the Company, including payments to consultants, and all expenses necessary to complete the research and development work in which the Company is currently engaged. In order to meet the foregoing cash requirements, the Company will have to sell securities to, or obtain a loan from, potential investors in the Company. There is no assurance, however, that the Company will be able to sell any securities or obtain adequate financing. The Company also intends to establish a collaborative relationship with either a pharmaceutical or biotechnological company which could result in the generation of royalty payments to the Company. As of the date hereof, the Company has not initiated any discussions with, or entered into any agreements with, pharmaceutical or biotechnological companies. In the event that the Company does not raise additional capital from any of the foregoing sources, it may have to cease or curtail operations.

The Company recorded a loss of $552,590 for the six months ending June 30, 2003 and has an accumulated deficit of $2,830,757 at that date. The Company is currently reliant on the financial support of Mr C Harlingten, the chairman and majority stockholder of the Company. The ability of the Company to continue as a going concern depends on this continued financial support and on the ability of the Company to raise additional capital in the future. The Company, being a development stage enterprise, is currently undertaking research and development which will, if successful, mitigate these factors which raise substantial doubt about the Company's ability to continue as a going concern. Mr Harlingten has indicated that he has no current intention of withdrawing his financial support from the Company. The financial statements do not include any adjustments that might be necessary in the event that the Company cannot continue to exist.

Related Party Loans and Convertible Debt

Mr C Harlingten, Chairman of the Company has made advances to the Company in the form of loans, of which the balance owed to Mr Harlingten at June 30, 2003 was $902,013. The loans are interest free and without any fixed repayment date, based on a verbal agreement between the parties.

In addition, on July 23, 2002, the Company issued $300,000 of convertible debt to the Company's Chairman, Mr C Harlingten. The convertible debt bears interest at 8% per annum and is payable on demand of the holder. Accordingly, this debt has been included as a current liability. The debt is convertible into common stock at $0.25 per share for a total of 1,200,000 shares. In connection with the debt, Mr C Harlingten was granted warrants to purchase 1,200,000 shares of common stock at an exercise price of $0.35 per share. The warrants have a life of two years.

Employees

On June 30, 2003, the Company had only one employee, functioning as a research scientist. The services of the other scientists and administration staff who were previously employed are only to be used on a contract basis. There are no contracts currently in existence for former scientists. There is one contract in place for administration staff.

Critical accounting policies

We have identified the policies below as critical to our business operations and the understanding of our results of operations. The impact and any associated risks related to these policies on our business operations is discussed throughout Management's Plan of Operations where such policies affect our reported and expected financial results. For a detailed discussion on the application of these and other accounting policies, see Note 2 in the Notes to the Consolidated Financial Statements in Item 7 of the Annual Report on Form 10-KSB as of December 31, 2002. The preparation of this Quarterly Report on Form 10-QSB requires us to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of our financial statements, and the reported amounts of revenue and expenses during the reporting period. There can be no assurance that actual results will not differ from those estimates.

(1) Functional currency and treatment of foreign currency translation.

Due to the majority of the Company's operations being based in the United Kingdom, the British Pound has been selected as the Company's functional currency. In converting from the functional currency to the reporting currency, assets and liabilities of the Company are translated into US dollars at the exchange rate in effect at the year end. Income and expense items are translated at the average exchange rate for the year. The resulting translation adjustments are recorded within other comprehensive income.

Transactions in foreign currencies are recorded using the rate of exchange ruling at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are translated using the rate of exchange ruling at the balance sheet date and the gains or losses on translation are included in the statements of operations.

2) Research and development expenditure.

All research and development expenditures have been incurred internally and are expensed to the statement of operations as incurred.

3) Capitalization of intangible fixed assets.

Intangible assets represent legal costs incurred in establishing patents. These costs are amortized over the useful life of the patent, as determined by management, not to exceed the legal life. No amortization is provided on capitalized patent costs until such time as the patent has been granted. To date no patents have been granted, hence no amortization costs have been recorded. Additions to patent costs of $24,035 and $26,506 were made in the six months ended June 30, 2003 and 2002, respectively. There were no disposals of patents during any of the periods.

Stock options

The Company operates a non-qualified stock option plan under which options are granted to consultants, officers and employees of the Company. Under this stock option plan, 7,500,000 options are available for grant. In total, 2,953,000 stock options have been granted to consultants, officers and employees of the Company. During the quarter ended June 30, 2003, 50,000 stock options were granted of which 16,800 vested immediately, the remainder vesting in the period to June 30, 2004 on a straight line basis. 352,000 options previously granted to employees and officers of the company lapsed unexercised during the quarter to June 30, 2003. All of these options have an exercise price of $1.01. 1,100,000 options were granted on July 1, 2002 and became exercisable immediately. Of these, 100,000 were granted to a consultant and 1,000,000 to Mr C Harlingten, an officer and employee.

All other granted options vest on a straight-line basis over a three-year period on a quarterly basis, as follows:

Number of options	Date on which first options vest	Date on which last options vest	Number of options vesting each quarter

295,000	September 1, 2002	August 31, 2003	54,167
250,000	August 1, 2002	October 31, 2003	20,750
500,000	August 1, 2002	December 31, 2003	41,500
98,000	August 1, 2002	March 31, 2004	16,600
50,000	July 1, 2002	June 30, 2004	4,200
110,000	August 1, 2002	October 31, 2004	13,200
550,000	August 1, 2002	April 30, 2005	45,650

The movement on stock options in the six months ended June 30, 2003 is as follows:

	Options	Exercise Price
Outstanding at December 31, 2002	3,255,000	$ 1.01
Granted	50,000	$ 1.01
Lapsed	(352,000)	$ 1.01
Outstanding at June 30, 2003	2,953,000	$ 1.01

2,743,000 stock options have been granted to employees of the Company, with the remaining 210,000 to non-employees. Options to employees are accounted for under APB Opinion No. 25.

As the exercise price of the options was equal to the market price at the date of grant, there is no impact on the statement of operations as a result of granting these options. All stock options have an exercise price of $1.01. No options were exercised and no options lapsed in the period from the date of grant to June 30, 2003.

The Company applies the provisions of SFAS No 123 "Accounting for Stock-Based Compensation", in accounting for stock options issued to non-employees. The Company has issued 210,000 stock options in exchange for consulting services rendered. The value of these options has been determined using a Black Scholes option pricing model, at $16,750. All consultancy arrangements have been fulfilled by the consultants and as a result, the full value of these options has been expensed to the statement of operations.

Stock options (continued)

The parameters used in the calculation of the fair value of all options using the Black Scholes Model were as follows:

Risk free interest rate	4.00%	Expected life	5 years
Expected dividend yield	0.0%	Expected volatility	80%

Contractual commitments

The Company has contracted consulting and research services for the next 12 months. The Company's commitments under these contracts for the next five years and thereafter as of June 30, 2003 are as follows:

2003 2004	$ 159,125 111,125
$ 270,250

Subsequent Event

On July 17, 2003 the Board of Directors approved and granted the Chairman and director, Mr C Harlingten, options to purchase 24,000,000 shares of the Company's common stock with an exercise price of $0.05 per share. These options were exercised on the same day and paid for by reducing the outstanding indebtedness and convertible debt due to Mr C Harlingten by $1,200,000. In order to grant these options, a registration statement on Form S-8 was filed on June 30, 2003, registering 50,000,000 shares to be available for the grant of options. The 24,000,000 stock options granted to Mr C Harlingten were granted at a date when the stock price was $0.20. As a result, under APB Opinion 25, this will create an expense in the statement of operations in the third quarter of 2003 of $3,600,000.

Recent accounting pronouncements

In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Instruments with Characteristics of Both Liabilities and Equity, which establishes standards for how an issuer classified and measures certain financial instruments with characteristics of both liabilities and equity. This statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The Company does not believe that the adoption of SFAS No. 150 on July 1, 2003 will have a significant impact on its financial statements.

ITEM 3. CONTROLS AND PROCEDURES

At June 30, 2003, the Company carried out an evaluation, under the supervision and with the participation of the Company's management, including the Company's Chief Executive Officer and Chief Financial Officer, of the effectiveness of the design and operation of the Company's disclosure controls and procedures pursuant to Rule 13a-14 under the Securities Exchange Act of 1934, as amended. Based upon that evaluation, the Chief Executive Officer and Chief Financial Officer concluded that the Company's disclosure controls and procedures are effective in timely alerting them to material information relating to the Company required to be included in the Company's periodic SEC filings. There have been no significant changes in the Company's internal controls or in other factors that could significantly affect the Company's controls subsequent to the date of that evaluation, and no corrective actions with regard to significant deficiencies and material weaknesses.

PART II - OTHER INFORMATION

ITEM 1. LEGAL PROCEEDINGS

The Company knows of no litigation present, threatened or contemplated or unsatisfied judgements against the Company, its officers or directors or any proceedings in which the Company, its officers or directors are a party.

ITEM 2. CHANGES IN SECURITIES AND USE OF PROCEEDS

The rights of the holders of the Company's securities have not been modified nor have the rights evidenced by the securities been limited or qualified by the issuance or modification of any other class of securities.

ITEM 3. DEFAULTS UPON SENIOR SECURITIES

There are no senior securities issued by the Company.

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

There were no matters presented to the shareholders for vote during the three months ended March 31, 2003.

ITEM 5. OTHER INFORMATION

None

ITEM 6. EXHIBITS AND REPORTS ON FORM 8-K

(a)	Exhibits	Item Description
	31.1	Certification of Principal Executive Officer pursuant to Rule 13a-14 and Rule 15d-14(a), promulgated under the Securities and Exchange Act of 1934, as amended.
	31.2	Certification of Principal Financial Officer pursuant to Rule 13a-14 and Rule 15d-14(a), promulgated under the Securities and Exchange Act of 1934, as amended.
	32.1	Certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Chief Executive Officer).
	32.2	Certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Chief Financial Officer).

(b)       Reports on Form 8-K

The Company filed no reports on Form 8-K during the three month period ended June 30, 2003.

SIGNATURES

Pursuant to the requirements of the Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated this 19th day of August, 2003.

REGMA BIO TECHNOLOGIES LIMITED the "Registrant"
BY:	/s/ David J. Rooke David J. Rooke, President, Principal Executive Officer and a member of the Board of Directors
BY:	/s/ Graham R. Hughes Graham R. Hughes, Secretary/Treasurer, Principal Financial Officer and a member of the Board of Directors